EXHIBIT 10.41
                                                                   -------------

                           THIRD AMENDED AND RESTATED,
                              FORBEARANCE AGREEMENT
                              ---------------------

         THIS THIRD AMENDED AND RESTATED FORBEARANCE AGREEMENT ("Agreement") is made effective as of the 15th of September, 2000, by and among TOWER TECH INC., an Oklahoma corporation, (the "Borrower"); HAROLD D. CURTIS, an individual (the "Guarantor"), and PEOPLE FIRST BANK, an Oklahoma state banking corporation ("Bank").

                                    RECITALS
                                    --------

         A. Borrower is indebted to Bank pursuant to that certain promissory note dated April 23, 1999 in the original principal amount of $6,500,000.00 (the "Note") executed and delivered in connection with that certain Amended and Restated Loan Agreement of even date with the Note by and between the Borrower, Guarantor and the Bank (the "Loan Agreement"). The Note is secured by, among other things, that certain Security Agreement executed by Borrower in favor of Bank and dated of even date with the Note (the "Security Agreement") the guarantee of the Guarantor of even date with the Note (the "Guaranty"). The Loan Agreement, Note, Security Agreement, Guaranty and all other written documents executed in connection therewith, together with any written renewals, modifications and/or extensions thereof are collectively referred to as the "Loan Documents." Words and phrases not otherwise defined herein shall have the meaning given in the Loan Agreement.

         B. Borrower, Guarantor and Bank have entered into that certain Loan Modification Agreement dated effective as of April 3, 2000 (the "First Loan Modification Agreement"), amending and modifying the Loan Documents as provided therein, including, without limitation, amending the maturity date of the Note to June 1,2000.

         C. Borrower, Guarantor and Bank have entered into that certain Second Loan Modification Agreement dated effective as of June 1, 2000 (the "Second Loan Modification Agreement"), amending and modifying the Loan Documents as provided therein, including, without limitation, amending the maturity date of the Note to June 26, 2000.

         D. Borrower, Guarantor and Bank have entered into that certain Forbearance Agreement dated June 27, 2000 (the "First Forbearance Agreement") whereby the Bank agreed to forbear from exercising certain of its rights and remedies under the Loan Documents for a period ending on July 6, 2000 in reliance upon the covenants, representations, and warranties of Borrower and Guarantor contained in the First Forbearance Agreement.

         E. Borrower, Guarantor and Bank have entered into that certain Amended and Restated Forbearance Agreement dated July 13, 2000 (the "Amended and Restated Forbearance Agreement") amending and restating the terms and provisions of the First Forbearance Agreement whereby the Bank agreed to forbear from exercising certain of its rights and remedies under the Loan Documents for a period ending on August 3, 2000 in reliance upon the covenants,

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representations, and warranties of Borrower and Guarantor contained in the
Amended and Restated Forbearance Agreement.

         F. Borrower, Guarantor and Bank have entered into that certain Second Amended and Restated Forbearance Agreement dated effective August 3, 2000 (the "Second Amended and Restated Forbearance Agreement") amending and restating the terms and provisions of the Amended and Restated Forbearance Agreement whereby the Bank agreed to forbear from exercising certain of its rights and remedies under the Loan Documents for a period ending on September 7, 2000 in reliance upon the covenants, representations, and warranties of Borrower and Guarantor contained in the Second Amended and Restated Forbearance Agreement.

         G. Borrower continues to be in default in the payment and/or performance of certain provisions of the Note and other Loan Documents. Borrower and Guarantor acknowledge that the indebtedness evidenced by the Note is due and owing to the Bank without right of setoff, and such indebtedness has not been paid in accordance with the terms of the Loan Documents. Borrower and Guarantor have requested that Bank forebear from exercising its rights and remedies under the Loan Documents for a period of time as specified herein in reliance upon the covenants representations, and warranties of Borrower and Guarantor herein and for other good and valuable consideration. This Agreement is intended to amend and restate the terms and provisions of the Second Amended and Restated Forbearance Agreement.

                                    AGREEMENT
                                    ---------

         For and in consideration of the mutual covenants contained herein, Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor, and Bank agree as follows:

         1. Recitals. The foregoing recitals are confirmed by the parties as true and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Agreement.

         2. No Waiver. The execution, delivery and performance of this Agreement by Bank and the acceptance by Bank of performance of Borrower and Guarantor hereunder (a) shall not constitute a waiver or release by Bank of any default that may now or hereafter exist under the Loan Documents, (b) shall not constitute a novation o f the Loan Documents as it is the intent of the parties to modify the Loan Documents as expressly set out herein, and (c) except as expressly provided in this Agreement, shall be without prejudice to, and is not a waiver or release of, Bank's rights at any time in the future to exercise any and all rights conferred upon Bank by the Loan Documents or otherwise at law or in equity, including but not limited to the right to accelerate the Note, if not already accelerated, and to institute collection proceedings against Borrower and/or Guarantor and/or any fight against any other person or entity not a party to this Agreement. Similarly, the execution, delivery, and performance of this Agreement by Borrower and Guarantor and the acceptance by Borrower and Guarantor of the performance by Bank hereunder shall not, subject to the express provisions of this Agreement, constitute a waiver or release of any of Borrower's or Guarantor's rights under the Loan Documents; provided, however, that Borrower and

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Guarantor, jointly and severally, waive any and all claims now or hereafter arising from or related to any delay by Bank in exercising any rights or remedies under the Loan Documents, including, without limitation, any delay in foreclosing on any collateral securing the Note.

         3. Acknowledgment of Amounts Due and Maturity Date. Bank and Borrower acknowledge that as of the beginning of business on September 13, 2000, (a) the outstanding balance of the Note as of the date first hereinabove stated was $4,618,932.14 in unpaid principal (the "Note Balance"), and $170,204.93 in accrued, unpaid interest. Borrower and Guarantor waive any and all rights to notice of payment default or any other default, protest and notice of protest, dishonor, diligence in collecting and the bringing of suit against any party, notice of intention to accelerate, notice of acceleration, demand for payment and any other notices whatsoever regarding the Note or the other Loan Documents, and further waive any claims that any notices previously given are insufficient for any reason.

         4. Advances/Borrowing Base Shortfall. Borrower acknowledges and agrees that it shall not be entitled to, nor shall Borrower request, ,any additional advances under the Note which would cause the principal balance thereunder to exceed $4,725,000.00 during the period from September 15, 2000 through September 21, 2000; $4,625,000.00 during the period from September 22, 2000 through September 28, 2000; $4,550,000.00 during the period from September 29, 2000 through October 5, 2000; $4,600,000.00 during the period from October 6, 2000 through October 12, 2000; $4,700,000.00 during the period from October 13, 2000 through October 19, 2000; $4,600,000.00 during the period from October 20, 2000 through October 26, 2000; and $4,625,00.00 during the period from October 27 2000 through October 31,2000.

         In addition, the amount by which the outstanding principal balance of the Note exceeds the Borrowing Base (the "Borrowing Base Shortfall"), shall not be more than $370,000.00 during the period from September 15, 2000 through September 2 I, 2000; $250,000.00 during the period from September 22, 2000 through September 28, 2000; $150,000.00 during the period from September 29, 2000 through October 5, 2000; $150,000.00 during the period from October 6, 2000 through October 12, 2000; $250,000.00 during the period from October 13, 2000 through October 19, 2000; $200,000.00 during the period from October 20, 2000 through October 26, 2000; and $225,00.00 during the period from October 27 2000 through October 31,2000.

         Notwithstanding anything else contained herein to the contrary, all receipts and collections of any nature, including, without limitation, those from the sale of inventory and collections of accounts receivable, shall be applied as a reduction of the principal balance of the Note.

         5. Forbearance. So long as this Agreement is not terminated as provided herein, Bank agrees not to foreclose or attempt to foreclose any collateral securing the Note, institute suit for collection of the Note against Borrower or any Guarantor, or exercise any other remedies available to it under the Loan Documents or under applicable law for a period from the date hereof until 5:00 p.m., October 31, 2000 (the "Forbearance Period"). Upon termination of the Forbearance Period, or otherwise under the provisions of this Agreement, or if all amounts due and owing under the Note are not paid in full on or before the expiration of the Forbearance Period,

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then Bank may seek to foreclose upon any collateral for the Note and to exercise any other remedies to which Bank may be entitled under the Loan Documents, or applicable law to collect amounts due under the Note, Guaranty, or other Loan Documents. Borrower and Guarantor agree that neither Borrower nor any Guarantor, jointly or severally, will, during the Forbearance Period, initiate any action of any kind against Bank with respect to the Note, exercise any remedy available under the Loan Documents or otherwise, or make any type of demand upon Bank with respect to the indebtedness evidenced by the Note.

         6. Subordinated Debt. Notwithstanding the provisions of Section 7.10 of the Loan Agreement, during the term of this Agreement, Borrower agrees that it will not make any payment of interest or principal under any of its subordinated debentures. In addition, Borrower agrees that it will not make any payment of interest or principal on any indebtedness which Borrower owes to Electrical Constructors.

         7. Administrative Fee. Borrower agrees to pay to the Bank a monthly administrative fee of $5,000.00 for each month through the Forbearance Period, and for the months of February, March, April, May, June, July, August and September, 2000, for a total administrative fee due and owing of as of the date hereof in the amount of $40,000.00. Borrower agrees that the administrative fee is deemed earned by the Bank in all respects and is not refundable. Notwithstanding anything contained in this Section 7 to the contras, the Bank agrees that although the administrative fee set forth and described herein is, or may hereafter be, due and owing, the Borrower shall have until October 31, 2000 to pay such administrative fee to the Bank.

         8. Interest Rate. Notwithstanding any provision of the Note to the contrary Borrower and Guarantor agree that the interest rate to be charged by the Bank under the Note as of the date hereof is a per annum rate equal to the Base Rate (as defined in the Note) plus three percent (3.0%).

         9. Representations and Warranties. In order to induce Bank to execute, deliver and perform this Agreement, Borrower and Guarantor warrant and represent to Bank that:

                  (a) this Agreement is not being made or entered into with the actual intent to hinder, delay, or defraud any entity or person, and (i) attached hereto as Exhibit "A" is the Guarantor's February 14, 2000 financial statements which are true and correct in all material respects, and (ii) attached hereto as Exhibit "B" are the Borrower's May 31, 2000 financial statements which are true and correct in all material respects;

                  (b) this Agreement is not intended by the parties to be a novation of the Loan Documents and, except as expressly modified herein, all terms, conditions, rights and obligations as set out in the Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed. In addition, unless otherwise amended hereby, the terms, conditions, rights and obligations as set out in the First Loan Modification Agreement, the Second Loan Modification Agreement are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed;

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                  (c) no action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy under any chapter of the Federal Bankruptcy Code, has been instituted by or against Borrower or Guarantor;

                  (d) all information provided by Borrower and Guarantor to Bank prior to the date hereof, including, without limitation, all financial statements, balance sheets, and cash flow statements, was, at the date of delivery, and is, as of the date hereof, true and correct in all respects. Borrower and Guarantor recognize and acknowledge that Bank is entering into this Agreement based in part on the financial information provided to Bank by each of them and that the truth and correctness of that financial information is a material inducement to Bank in entering into this Agreement. During the term of this Agreement, Borrower and Guarantor agree to advise Bank promptly in writing of any and all new information, facts, or occurrences which would in any way materially supplement, contradict, or affect any financial statements, balance sheets, cash flow statements, or similar items furnished to Bank. Bank waives any default based on projections", provided to the Bank prior to the date hereof which may have been inaccurate.

                  (e) This Agreement and the Loan Documents constitute the entire agreement among Bank, Guarantor and Borrower with respect to this matter.

         10. Budget. The Borrower shall use its best efforts to comply in all respects with and operate solely under the budget of the Borrower attached hereto as Exhibit "C" (the "Budget"); PROVIDED, HOWEVER, notwithstanding anything else contained herein to the contrary (i)Borrower shall not exceed the expenditures set forth in the Budget, (ii) the outstanding principal balance under the Note shall not exceed the amounts set forth at Section 4 herein during the time periods described in Section 4, and (iii) the Borrowing Base Shortfall shall not exceed the amounts set forth at Section 4 herein during the time periods described in Section 4.

         11. Borrower Management. No later than September 15, 2000, the Borrower shall duly appoint a "Crisis Manager" for the Borrower, reasonably acceptable in all respects to the Bank, under terms of engagement reasonably acceptable to the Bank, which Crisis Manager shall provide and maintain direct responsibility for the following:

                  (a) The Crisis Manager shall develop a plan of orderly liquidation for the Borrower (the "Orderly Plan") which shall be acceptable to the Bank in all respects and which shall be duly approved by majority consent of the Board of Directors of the Borrower no later than October 13, 2000. The Orderly Plan shall be provided to the Bank no later than October 13, 2000, and shall include, but not be limited to (i) a plan for the orderly sale and liquidation of the Borrower's assets, including, but not limited to, parts and raw materials inventory, finished goods inventory, accounts receivable, equipment and real estate, (ii) the marketing and sale of all Borrower patents and technology, (iii) the cessation of the Borrower's business and affairs and the winding up thereof, and (iv) the payment o f the Borrower's indebtedness.

                  (b) The Crisis Manager shall submit to the Bank by 10:00 a.m. each Tuesday during the term hereof, a written compliance certificate (acceptable in form to Crisis Manager and Bank) (i) confirming that the weekly Borrowing Base Certificate for the Borrower is

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true and correct, that the Borrowing Base Shortfall is no greater than as provided in Section 4 herein during the time periods described in Section 4, and that the Borrower has not exceeded the expenditures set forth in the Budget, all to the best of the Crisis Manager's knowledge and belief (ii) the status, progress and terms of the recapitalization of the Borrower by Taglich Brothers, Inc. ("Taglich") as described in Section 12 below, and (iii) providing that, to the best of the Crisis Manager's knowledge and belief, Borrower is not in default hereunder.

                  (c) The Crisis Manager shall review and monitor all cash expenditures necessary to implement and carry out the Orderly Plan during the Forbearance Period; provided, however, if the Forbearance Period is terminated by the Bank hereunder and the Orderly Plan is implemented, the Crisis Manager shall review and approve all cash expenditures. The Crisis Manager's terms, conditions and compensation shall be subject to reasonable modification at the request of Crisis Manager if and when the Orderly Plan is implemented.

                  (d) The Crisis Manager shall prepare, with such assistance of the Borrower's personnel as deemed necessary by the Crisis Manager, and submit to the Bank by 10:00 a.m. each Tuesday during the term hereof (i) a weekly Borrowing Base Certificate for the Borrower, (ii) other collateral reports reasonably required by the Bank, and (iii) other financial reports of the Borrower reasonably required by the Bank, all of which shall be certified as true and correct by the Chief Executive Officer or President of the Borrower and the Crisis Manager, to the best of the Crisis Manager's knowledge and belief.

                  (e) The Crisis Manager shall evaluate all non-management personnel of the Borrower, their duties and associated cost, and a manning table necessary to implement and carry out the Orderly Plan.

                  (f) The Crisis Manager shall bear the responsibility of assisting the Borrower in communicating and negotiating with secured and unsecured creditors of the Borrower to allow for certain key/critical assets to remain in place with the Borrower for the purpose of carrying out the Orderly Plan.

                  (g) The Crisis Manager shall prepare a budget for the implementation of the Orderly Plan and Bank approval of all expenditures related to the Orderly Plan, and such budget shall be approved by a majority of the Board of Directors of the Borrower no later than October 13, 2000, and provided to the Bank by such date.

         The Borrower shall permit the Crisis Manager access at all times to all information of the Borrower, whether financial in nature or otherwise, necessary, for the Crisis Manager to perform its duties hereunder and under its terms of engagement by the Borrower.

         12. Recapitalization. As a condition precedent to the Bank continuing to forbear from exercising its rights and remedies under the Loan Documents, the Borrower shall borrow from Taglich and Taglich shall loan to Borrower, $100,000.00 on or before September 15, 2000, $200,000.00 on or before September 22, 2000, and $200,000.00 on or before September 29, 2000, for a total sum of not less than $500,000.00 on terms reasonably acceptable to the Bank (the

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"Interim Subordinate Financing"), all of which Interim Subordinate Financing shall be applied on such dates, as a principal reduction of the Note. Borrower shall use its best efforts to recapitalize its operations by obtaining a loan or form of equity financing through Taglich, or some other financing source, in an amount not less than $6,000,000.00 no later than the end of the Forebearance Period. In connection with the Interim Subordinate Financing, and as a condition precedent to the Bank continuing to forbear from exercising its rights and remedies under the Loan Documents, Borrower shall cause Taglich to execute a form of Intercreditor Agreement acceptable in all respects to Bank confirming that any security interest granted by Borrower in favor of Taglich shall be junior and subordinate to the security interest of Bank, except as Bank may expressly agree otherwise with Taglich in the Intercreditor Agreement.

         13. Default. Bank shall be entitled to pursue each and every remedy hereunder and under the Loan Documents, and the obligations of the Bank to continue its forbearance hereunder shall be deemed terminated, alt at Bank's sole option, upon the occurrence of any of the following:

                  (a) Borrower and/or Guarantor, files a petition for bankruptcy under any chapter of the Federal Bankruptcy Code or takes advantage of any other debtor relief taw, or an involuntary petition for bankruptcy under any chapter of the Federal Bankruptcy Code is flied against Borrower and/or any Guarantor, or any other judicial action is taken with respect to Borrower and/or any Guarantor by any creditor;

                  (b) Bank discovers that any representation or warranty made herein by Borrower or Guarantor was or is untrue, incorrect or misleading in any material respect;

                  (c) Borrower or Guarantor breaches or defaults in performance of any covenant or agreement contained in this Agreement, the First Loan Modification Agreement, the Second Loan Modification Agreement or the Loan Documents, other than the defaults known by Bank to exist as of the date of this Agreement.

                  (d) Borrower fails to submit any Borrowing Base Certificate or other financial report requested by Bank in the time frame provided herein, Borrower exceeds the expenditures set forth in the Budget, Borrower exceeds the Borrowing Base Shortfall as set forth in Section 4 herein during any period as set forth in such Section 4, or the principal amount of the Note exceeds the maximum amounts set forth Section 4 herein during any period as set forth in such Section 4.

                  (e) any payment hereafter required by the Note or by the Loan Documents, or any note or obligation of the Borrower to Taglich, or to the Crisis Manager under his engagement letter(s) with the Borrower, is not made when it is due, or the occurrence or existence of any event (a "Material Event") which results in the enforcement of any obligation of the Borrower to others under any promissory note, agreement or undertaking, including, without limitation, any obligation in respect of the Interim Subordinate Financing, and in the Bank's sole discretion, any Material Event impedes the ability of the Borrower to operate its business.

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                  (f) the Crisis Manager resigns or the Borrower terminates his employment and the Crisis Manager is not replaced with a person acceptable to Bank or such other arrangements acceptable to the Bank are not made within five
(5) business days.

         14. Waiver of Claims. Borrower and Guarantor warrant and represent to Bank that the Note is not subject to any credits, charges, claims, or rights of offset or deduction of any kind or character whatsoever; and Borrower and Guarantor release and discharge Bank from any and all claims and causes of action, whether known or unknown and whether now existing or hereafter arising, including without limitation, any usury claims, that have at any time been owned, or that are hereafter owned, in tort or in contract by Borrower or Guarantor and that arise out of any one or more circumstances or events that occurred prior to the date of this Agreement.

         15. Bankruptcy. In entering into this Agreement, Borrower, Guarantor and Bank hereby stipulate, acknowledge and agree that Bank gave up valuable rights and agreed to forbear from exercising legal remedies available to it in exchange fbr the promises, representations, acknowledgments and warranties of Borrower and Guarantor as contained herein and that Bank would not have entered into this Agreement but for such promises, representations, acknowledgments, agreements, and warranties, all of which have been accepted by Bank in good faith, the breach of which by Borrower or Guarantor in any way, at any time, now or in the future, would admittedly and confessedly constitute cause for dismissal of any such bankruptcy petition pursuant to t I U.S.C. ss.I l12(b).

         As additional consideration for Bank agreeing to forbear from immediately enforcing its rights and remedies under this Agreement, the Note and in the Loan Documents, including but not limited to the institution of foreclosure/collection proceedings, Borrower and Guarantor agree that in the event a bankruptcy petition under any Chapter of the Bankruptcy Code (11 U.S.C. ss.101, et seq.) is filed by or against Borrower or any Guarantor at any time after the execution of this Agreement, Bank shall be entitled to the immediate entry of an order from the appropriate bankruptcy court granting Bank complete relief from the automatic stay imposed by ss.362 of the Bankruptcy Code (11 U.S.C. ss.362) to exercise its foreclosure and other fights, including but not limited to obtaining a foreclosure judgment and foreclosure sale, upon the filing with the appropriate court of a motion for relief from the automatic stay with a copy of this Agreement attached thereto. Borrower and Guarantor specifically agree (i) that upon filing a motion for relief from the automatic stay, Bank shall be entitled to relief from the stay without the necessity of an evidentiary hearing and without the necessity or requirement of the Bank to establish or prove the value of the Property, the lack of adequate protection of its interest in the Property, or the lack of equity in the Property; (ii) that the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed to be "for cause" pursuant to ss.362(d)(1) of the Bankruptcy Code (11 U.S.C. ss.362 (d)(1); and (iii) that Borrower and guarantor will not directly or indirectly oppose or otherwise defend against Bank's efforts to gain relief from the automatic stay. This provision is not intended to preclude Borrower or Guarantor from filing for protection under any Chapter of the Bankruptcy Code. The remedies prescribed in this paragraph are not exclusive and shall not limit Bank's rights under the Loan Documents, this Agreement or under any law.

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         All of the above terms and conditions have been freely bargained for and are all supported by reasonable and adequate consideration and the provisions herein are material inducements for Bank entering into this Agreement.

         16. Expenses. The Borrower and Guarantor jointly and severally covenant and agree to pay all costs and expense required to satisfy the conditions of this Agreement or incurred by reason of Borrower's default hereunder.

         17. Miscellaneous.

                  (a) Any future waiver, alteration, amendment or modification of any of the provisions of the Loan Documents or this Agreement shall not be valid or enforceable unless in writing and signed by all parties. Moreover, any delay by Bank in enforcing its rights after an event of default shall not be a release or waiver of the event of default and shall not be relied upon by the Borrower or the Guarantor as a release or waiver of the default.

                  (b)This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors, legal representatives, and assigns.

                  (c) The headings of paragraphs in this Agreement are for convenience of reference only and shall not in any way affect the interpretation or construction of this Agreement.

                  (d)This Agreement may be executed in two or more counterpart copies of the entire agreement or of signature pages to the agreement, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto or thereto, as the case may be.

                  (e) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA AND FEDERAL LAW, AS APPLICABLE.

THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR ORAL OR WRITTEN CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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Executed on the date first set forth above.

                                    Borrower:

                                    TOWER TECH, INC., an Oklahoma corporation

                                    By: /s/ Robert C. Brink
                                       --------------------------------
                                    Printed Name: Robert C. Brink
                                                 ----------------------
                                    Title: President
                                          -----------------------------
                                    Guarantor:

                                    /s/ Harold D. Curtis
                                    --------------------------------------------
                                    Harold D. Curtis, an individual



                                    Bank:

                                    PEOPLE FIRST BANK


                                    By: /s/ Ralph T. Fredrickson
                                       --------------------------------
                                    Printed Name: Ralph T. Fredrickson
                                                 ----------------------
                                    Title: EVP
                                          -----------------------------


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